                                                                    Exhibit 4.11


                           FORM OF GUARANTEE AGREEMENT


                                     BETWEEN


                               AMEREN CORPORATION
                                  AS GUARANTOR,


                                       AND


                          ----------------------------
                              AS GUARANTEE TRUSTEE,


                         DATED AS OF __________________

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
ARTICLE I.  DEFINITIONS...........................................................................................1
   SECTION 101.     DEFINITIONS...................................................................................1
ARTICLE II.  TRUST INDENTURE ACT..................................................................................5
   SECTION 201.     TRUST INDENTURE ACT; APPLICATION..............................................................5
   SECTION 202.     LIST OF HOLDERS...............................................................................5
   SECTION 203.     REPORTS BY THE GUARANTEE TRUSTEE..............................................................5
   SECTION 204.     PERIODIC REPORTS TO THE GUARANTEE TRUSTEE.....................................................5
   SECTION 205.     EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT..............................................6
   SECTION 206.     EVENTS OF DEFAULT; WAIVER.....................................................................6
   SECTION 207.     EVENT OF DEFAULT; NOTICE......................................................................6
   SECTION 208.     CONFLICTING INTERESTS.........................................................................6
ARTICLE III.  RIGHTS AND OBLIGATIONS OF THE GUARANTEE TRUSTEE.....................................................6
   SECTION 301.     CERTAIN DUTIES AND RESPONSIBILITIES...........................................................6
   SECTION 302.     CERTAIN RIGHTS OF GUARANTEE TRUSTEE...........................................................8
   SECTION 303.     COMPENSATION; INDEMNITY.......................................................................9
ARTICLE IV.  GUARANTEE TRUSTEE...................................................................................10
   SECTION 401.     ELIGIBILITY..................................................................................10
   SECTION 402.     APPOINTMENT, REMOVAL AND RESIGNATION OF THE GUARANTEE TRUSTEE................................11
   SECTION 403.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR GUARANTEE TRUSTEE.....................................12
ARTICLE V. GUARANTEE.............................................................................................13
   SECTION 501.     GUARANTEE....................................................................................13
   SECTION 502.     WAIVER OF NOTICE AND DEMAND..................................................................13
   SECTION 503.     OBLIGATIONS NOT AFFECTED.....................................................................13
   SECTION 504.     RIGHTS OF HOLDERS............................................................................14
   SECTION 505.     GUARANTEE OF PAYMENT.........................................................................15
   SECTION 506.     SUBROGATION..................................................................................15
   SECTION 507.     INDEPENDENT OBLIGATIONS......................................................................15
ARTICLE VI.  COVENANTS [AND SUBORDINATION].......................................................................15
   [SECTION 601.    SUBORDINATION...............................................................................15]
   SECTION 602.     PARI PASSU GUARANTEES........................................................................15
   SECTION 603.     CONSOLIDATION, MERGER, SALE, TRANSFER OR CONVEYANCE..........................................16
ARTICLE VII.  TERMINATION........................................................................................16
   SECTION 701.     TERMINATION..................................................................................16
ARTICLE VIII.  MISCELLANEOUS.....................................................................................16
   SECTION 801.     SUCCESSORS AND ASSIGNS.......................................................................16
   SECTION 802.     AMENDMENTS...................................................................................17
   SECTION 803.     NOTICES......................................................................................17
   SECTION 804.     BENEFIT......................................................................................18
   SECTION 805.     INTERPRETATION...............................................................................18
   SECTION 806.     GOVERNING LAW................................................................................19
   SECTION 807.     COUNTERPARTS.................................................................................19


                                      (i)

                             AMEREN CAPITAL TRUST __

            CERTAIN SECTIONS OF THIS GUARANTEE AGREEMENT RELATING TO
                         SECTIONS 310 THROUGH 318 OF THE
                          TRUST INDENTURE ACT OF 1939:


  TRUST INDENTURE                                                                   GUARANTEE AGREEMENT
    ACT SECTION                                                                           SECTION
  ---------------                                                                   -------------------
Section 310     (a)(1)..................................................................401(a)
                (a)(2)..................................................................401(a)
                (a)(3)..................................................................Not Applicable
                (a)(4)..................................................................Not Applicable
                (b).....................................................................208, 401(c)
Section 311     (a).....................................................................Not Applicable
                (b).....................................................................Not Applicable
Section 312     (a).....................................................................202(a)
                (b).....................................................................202(b)
                (c).....................................................................Not Applicable
Section 313     (a).....................................................................203
                (a)(4)..................................................................203
                (b).....................................................................203
                (c).....................................................................203
                (d).....................................................................203
Section 314     (a).....................................................................204
                (b).....................................................................204
                (c)(1)..................................................................205
                (c)(2)..................................................................205
                (c)(3)..................................................................205
                (e).....................................................................101, 205
Section 315     (a).....................................................................301(d), 302
                (b).....................................................................207
                (c).....................................................................301(c)
                (d).....................................................................301(d)
                (e).....................................................................Not Applicable
Section 316     (a).....................................................................101, 206, 504
                (a)(1)(A)...............................................................504
                (a)(1)(B)...............................................................504
                (a)(2)..................................................................Not Applicable
                (b).....................................................................503
                (c).....................................................................Not Applicable
Section 317     (a)(1)..................................................................Not Applicable
                (a)(2)..................................................................Not Applicable
                (b).....................................................................Not Applicable
Section 318     (a).....................................................................201

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Guarantee Agreement.


                                      (ii)

                               GUARANTEE AGREEMENT

      This GUARANTEE AGREEMENT, dated as of _____________, 20__ is executed and delivered by Ameren Corporation, a Missouri corporation (the "Guarantor") having its principal office at 1901 Chouteau Avenue, St. Louis, Missouri 63103, and ________________, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Trust Preferred Securities (as defined herein) of Ameren Capital Trust __, a Delaware statutory business trust (the "Trust").

      WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of _____________, 20__ among Ameren Corporation, as Depositor, ______________, as Property Trustee (the "Property Trustee"), __________________, as Delaware Trustee (the "Delaware Trustee") (collectively, the "Trustees"), the Administrators named therein and the Holders from time to time of preferred undivided beneficial ownership interests in the assets of the Trust, the Trust is issuing up to $____________ aggregate Liquidation Amount (as defined herein) of its ______% Trust Preferred Securities, Liquidation Amount $ _____ per Trust Preferred Security (the "Trust Preferred Securities"), representing preferred undivided beneficial ownership interests in the assets of the Trust and having the terms set forth in the Trust Agreement;

      WHEREAS, the Trust Preferred Securities will be issued by the Trust and the proceeds thereof, together with the proceeds from the issuance by the Trust of the Trust Common Securities (as defined herein), will be used to purchase the _______% [Subordinated] Deferrable Interest Debentures Series __ due
_____________ (the "[Subordinated] Debentures") of the Guarantor which will be deposited with the Property Trustee under the Trust Agreement, as trust assets; and

      WHEREAS, as incentive for the Holders to purchase the Trust Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Trust Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the purchase of the Trust Preferred Securities by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, and intending to be legally bound hereby, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Trust Preferred Securities.


                             ARTICLE I. DEFINITIONS

      SECTION 101. DEFINITIONS.

            As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

            "DISTRIBUTIONS" means preferential cumulative cash distributions accumulating from ________, 20__ and payable quarterly in arrears on _________, ________, ________ and _________ of each year, commencing ________, 20__, at an annual rate of ____% of the Liquidation Amount.

            "EVENT OF DEFAULT" means (i) a default by the Guarantor in any of its payment obligations under this Guarantee Agreement, or (ii) a default by the Guarantor in any other obligation hereunder that remains unremedied for 30 days.

            "GUARANTEE AGREEMENT" means this Guarantee Agreement, as modified, amended or supplemented from time to time.

            "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Trust Preferred Securities, to the extent not paid or made by or on behalf of the Trust: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Trust Preferred Securities, to the extent the Trust shall have funds on hand available therefor at such time, (ii) the Redemption Price, with respect to the Trust Preferred Securities called for redemption by the Trust to the extent that the Trust shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Trust, unless the [Subordinated] Debentures are distributed to the Holders, the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent the Trust shall have funds on hand available to make such payment at such time and (b) the amount of assets of the Trust remaining available for distribution to Holders on liquidation of the Trust (in either case, the "Liquidation Distribution").

            "GUARANTEE TRUSTEE" means ____________________, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

            "GUARANTOR" shall have the meaning specified in the first paragraph of this Guarantee Agreement.

            "HOLDER" means any holder, as registered on the books and records of the Trust, of any Trust Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Trust Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

            "INDENTURE" means the Indenture (For Subordinated Debt Securities) dated as of ______________, 20__ between Ameren Corporation and ______________, as trustee, as may be modified, amended or supplemented from time to time.

            "LIKE AMOUNT" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of [Subordinated] Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Trust Common Securities and to the Trust Preferred Securities based upon the relative Liquidation Amounts of such classes and (b) with respect to a distribution of [Subordinated] Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, [Subordinated] Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such [Subordinated] Debentures are distributed.

            "LIQUIDATION AMOUNT" means the stated amount of $_____ per Trust Preferred Security.

            "MAJORITY IN LIQUIDATION AMOUNT OF THE TRUST PREFERRED SECURITIES" means, except as provided by the Trust Indenture Act, Trust Preferred Securities representing more than 50% of the aggregate Liquidation Amount of all then outstanding Trust Preferred Securities issued by the Trust.

            "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, President, any Vice President, the Treasurer or any other duly authorized officer of the Guarantor, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement (other than pursuant to Section 204) shall include:

            (a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

            "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "REDEMPTION DATE" means, with respect to any Trust Preferred Security to be redeemed, the date fixed for such redemption by or pursuant to the Trust Agreement; provided that each [Subordinated] Debenture Redemption Date and the stated maturity of the [Subordinated] Debentures shall be a Redemption Date for a Like Amount of Trust Preferred Securities.

            "REDEMPTION PRICE" shall have the meaning specified in the Trust Agreement.

            "RESPONSIBLE OFFICER" means, when used with respect to the Guarantee Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary, Senior Trust Officer, Trust Officer or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Guarantee Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "SENIOR INDEBTEDNESS" shall have the meaning specified in the Indenture.

            "SUCCESSOR GUARANTEE TRUSTEE" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 401.

            "TRUST" shall have the meaning specified in the first paragraph of this Guarantee Agreement.

            "TRUST AGREEMENT" means the Amended and Restated Trust Agreement, dated ___________, 20__ entered among Ameren Corporation, as Depositor, _________________, as Delaware Trustee, ____________________, as Property
Trustee, and the Administrators named therein.

            "TRUST COMMON SECURITIES" means the securities representing common undivided beneficial interests in the assets of the Trust.

            "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force and effect as of the date of execution of this Guarantee Agreement; provided, however, that in the event the Trust Indenture Act of 1939 is succeeded by another statute or is amended after such date, "Trust Indenture Act" shall mean such successor statute or the Trust Indenture Act of 1939, as so amended, to the extent such successor statute or amendment is applicable to this Guarantee Agreement or to the actions of the Guarantor or the Property Trustee under or pursuant to this Guarantee Agreement.

            "TRUST PREFERRED SECURITIES" shall have the meaning specified in the first recital of this Guarantee Agreement.

            "TRUST SECURITIES" means the Trust Common Securities and the Trust Preferred Securities.

                         ARTICLE II. TRUST INDENTURE ACT

      SECTION 201. TRUST INDENTURE ACT; APPLICATION.

            This Guarantee Agreement is intended to be in conformity with the provisions of the Trust Indenture Act that would be required to be part of this Guarantee Agreement were this Guarantee Agreement to be qualified under the Trust Indenture Act and shall, to the extent applicable, and unless otherwise provided herein, be governed by such provisions. If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control. If any provision of this Guarantee Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee Agreement as so modified or excluded, as the case may be.

      SECTION 202. LIST OF HOLDERS.

            (a) The Guarantor will furnish or cause to be furnished to the Guarantee Trustee a list of Holders at the following times:

                  (i) semiannually, not more than 15 days after _________ and
            ____________ in each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders as of such ________ or _________, as applicable; and

                  (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

            (b) The Guarantee Trustee shall comply with the requirements of
      Section 312(b) of the Trust Indenture Act.

      SECTION 203. REPORTS BY THE GUARANTEE TRUSTEE.

            Not later than 60 days after ___________ of each year, commencing ___________, 20__, the Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313(a) of the Trust Indenture Act in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         SECTION 204. PERIODIC REPORTS TO THE GUARANTEE TRUSTEE.

            The Guarantor shall provide to the Guarantee Trustee, and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by
Section 314(a)(4) of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

      SECTION 205. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

            The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

      SECTION 206. EVENTS OF DEFAULT; WAIVER.

            The Holders of a Majority in Liquidation Amount of the Trust Preferred Securities may, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

      SECTION 207. EVENT OF DEFAULT; NOTICE.

            The Guarantee Trustee shall give notice to the Holders of any default hereunder of which it has knowledge (within the meaning of Section 302(h) hereof) in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

      SECTION 208. CONFLICTING INTERESTS.

            The Trust Agreement, relating to the Trust, and the Guarantee Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the Trust Indenture Act.


          ARTICLE III. RIGHTS AND OBLIGATIONS OF THE GUARANTEE TRUSTEE

      SECTION 301. CERTAIN DUTIES AND RESPONSIBILITIES.

            (a) The Guarantee Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee in the Trust Indenture Act, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee. For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term "default" is hereby defined as an Event of Default which has occurred and is continuing.

            (b) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 504(iv) or to a Successor Guarantee Trustee on acceptance by such Successor

      Guarantee Trustee of its appointment to act as Successor Guarantee Trustee hereunder. The right, title and interest of the Guarantee Trustee, as such, hereunder shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

            (c) The Guarantee Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Guarantee Agreement. In case an Event of Default of which a Responsible Officer of the Guarantee Trustee has actual knowledge has occurred (which has not been cured or waived), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred

                  (i) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and

                  (ii) in the absence of bad faith on the part of the Guarantee
            Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement.

            (e) The Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Guarantee Trustee, unless it shall be proven that the Guarantee Trustee was negligent in ascertaining the pertinent facts.

            (f) The Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the Holders pursuant to Section 504(iii), relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee, under this Guarantee Agreement.

            (g) No provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity, satisfactory to the Guarantee Trustee in its reasonable judgment, against such risk or liability is not reasonably assured to it.

            (h) Notwithstanding anything contained in this Guarantee Agreement to the contrary, the duties and responsibilities of the Guarantee Trustee under this Guarantee Agreement shall be subject to the protections, exculpations and limitations on liability afforded to the Guarantee Trustee under the provisions of the Trust Indenture Act, including those provisions of such Act deemed by such Act to be included herein.

            (i) Whether or not therein expressly so provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Guarantee Trustee shall be subject to the provisions of this Section.

      SECTION 302. CERTAIN RIGHTS OF GUARANTEE TRUSTEE.

            Subject to the provisions of Section 301 and to the applicable provisions of the Trust Indenture Act:

            (a) the Guarantee Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Guarantor mentioned herein shall be sufficiently evidenced by an Officer's Certificate, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate,

            (d) the Guarantee Trustee may consult with counsel and the advice or written opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder pursuant to this Guarantee Agreement, unless such Holder shall have offered to the Guarantee Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Guarantee Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Guarantor, personally or by agent or attorney;

            (g) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

            (h) the Guarantee Trustee shall not be charged with knowledge of any default or Event of Default unless either (1) a Responsible Officer of the Guarantee Trustee shall have actual knowledge of the default or Event of Default or (2) written notice of such default or Event of Default (which shall state that such notice is a "Notice of Default" or a "Notice of an Event of Default" hereunder, as the case may be) shall have been given to the Guarantee Trustee by the Guarantor, any other obligor on Trust Preferred Securities or by any Holder of Trust Preferred Securities.

      SECTION 303. COMPENSATION; INDEMNITY.

            The Guarantor, shall

            (a) pay to the Guarantee Trustee from time to time reasonable compensation for all services rendered by the Guarantee Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement, including the costs of collection (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to its negligence, willful misconduct or bad faith; and

            (c) indemnify and hold harmless the Guarantee Trustee from and against any and all losses, demands, claims, liabilities, causes of action or expenses (including reasonable attorney's fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder (including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder), except to the extent any such loss, demand, claim, liability, cause of action or expense may be attributable to its negligence, willful misconduct or bad faith, and assume the defense of Guarantee Trustee with counsel acceptable to the Guarantee Trustee, unless the Guarantee Trustee shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Guarantor.

      The provisions of this Section shall survive termination of this Guarantee Agreement.


                          ARTICLE IV. GUARANTEE TRUSTEE

      SECTION 401. ELIGIBILITY.

            (a) There shall at all times be a Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor;

                  (ii) be a corporation

                        (1) organized and doing business under the laws of the
                  United States, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by Federal or State authority, or

                        (2) if and to the extent permitted by the Commission by
                  rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article IV and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 401(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 402.

            (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

      SECTION 402. APPOINTMENT, REMOVAL AND RESIGNATION OF THE GUARANTEE
TRUSTEE.

            (a) No resignation or removal of the Guarantee Trustee and no appointment of a Successor Guarantee Trustee pursuant to this Article shall become effective until the acceptance of appointment by the Successor Guarantee Trustee by written instrument executed by the Successor Guarantee Trustee and delivered to the Holders and the Guarantee Trustee.

            (b) Subject to the immediately preceding paragraph, a Guarantee Trustee may resign at any time by giving written notice thereof to the Guarantor and the Holders. If the instrument of acceptance by the Successor Guarantee Trustee shall not have been delivered to the Guarantee Trustee within 60 days after the giving of such notice of resignation, the Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

            (c) The Guarantee Trustee may be removed at any time by Act (within the meaning of Section 608 of the Trust Agreement) of the Holders of at least a Majority in Liquidation Amount of the Trust Preferred Securities, delivered to the Guarantee Trustee.

            (d) If at any time:

                  (i) the Guarantee Trustee shall fail to comply with Section
            401(c) after written request therefor by the Guarantor or by any Holder who has been a bona fide Holder for at least six months, or

                  (ii) the Guarantee Trustee shall cease to be eligible under
            Section 401(a) and shall fail to resign after written request therefor by the Guarantor or by any such Holder, or

                  (iii) the Guarantee Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Guarantee Trustee or of its property shall be appointed or any public officer shall take charge or control of the Guarantee Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case, the Guarantor may remove the Guarantee Trustee

            (e) If the Guarantee Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Guarantee Trustee for any cause, the Guarantor, by a Board Resolution, shall promptly appoint a Successor Guarantee Trustee and shall comply with the applicable requirements of Section 403. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a

      Successor Guarantee Trustee shall be appointed by Act of the Holders of not less than a Majority in Liquidation Amount of the Trust Preferred Securities delivered to the Guarantor and the retiring Guarantee Trustee, the Successor Guarantee Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 403, become the Successor Guarantee Trustee and supersede the Successor Guarantee Trustee appointed by the Guarantor. If no Successor Guarantee Trustee shall have been so appointed by the Guarantor or the Holders and accepted appointment in the manner required by Section 403, any Holder who has been a bona fide Holder of a Trust Preferred Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

            (f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Guarantee Trustee appointed by Act of the Holders of a Majority in Liquidation Amount of the Outstanding Trust Preferred Securities pursuant to subsection (e) of this Section, if the Guarantor shall have delivered to the Guarantee Trustee (i) a Board Resolution appointing a Successor Guarantee Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such Successor Guarantee Trustee in accordance with Section 403, the Guarantee Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the Successor Guarantee Trustee shall be deemed to have been appointed by the Guarantor pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in
      Section 403, all as of such date, and all other provisions of this Section and Section 403 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

            (g) The Guarantor or, should the Guarantor fail so to act promptly, the Successor Guarantee Trustee, at the expense of the Guarantor, shall give notice of each resignation and each removal of the Guarantee Trustee and each appointment of a Successor Guarantee Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Securities Register. Each notice shall include the name of the Successor Guarantee Trustee and the address of its Corporate Trust Office.

      SECTION 403. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR GUARANTEE TRUSTEE.

            (a) Every Successor Guarantee Trustee appointed hereunder shall execute, acknowledge and deliver to the Guarantor and to the retiring Guarantee Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Guarantee Trustee shall become effective and such Successor Guarantee Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Guarantee Trustee; but, on the request of the Guarantor or the Successor Guarantee Trustee, such retiring Guarantee Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such Successor Guarantee Trustee all the rights, powers and trusts of the retiring

      Guarantee Trustee and shall duly assign, transfer and deliver to such Successor Guarantee Trustee all property and money held by such retiring Guarantee Trustee hereunder.

            (b) Upon request of any such Successor Guarantee Trustee, the Guarantor shall execute any instruments which fully vest in and confirm to such Successor Guarantee Trustee all such rights, powers and trusts referred to in subsection (a) of this Section.

            (c) No Successor Guarantee Trustee shall accept its appointment unless at the time of such acceptance such Successor Guarantee Trustee shall be qualified and eligible under this Article.


                              ARTICLE V. GUARANTEE

      SECTION 501. GUARANTEE.

            The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders. The Guarantor shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment hereunder.

      SECTION 502. WAIVER OF NOTICE AND DEMAND.

            The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      SECTION 503. OBLIGATIONS NOT AFFECTED.

            The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Trust Preferred Securities to be performed or observed by the Trust;

            (b) the extension of time for the payment by the Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the [Subordinated] Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Preferred Securities;

            (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

            (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

            (e) any invalidity of, or defect or deficiency in, the Trust Preferred Securities;

            (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

            (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this
      Section 503 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

            There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

      SECTION 504. RIGHTS OF HOLDERS.

            The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement, provided, however, that, subject to Section 301, the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Guarantee Trustee in good faith shall, by a Responsible Officer or Officers of the Guarantee Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of the Holders not party to such direction, and provided further that nothing in this Guarantee Agreement shall impair the right of the Guarantee Trustee to take any action deemed proper by the Guarantee Trustee and which is not inconsistent with such direction; and
(iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee

Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other Person.

      SECTION 505. GUARANTEE OF PAYMENT.

            This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust) or upon the distribution of [Subordinated] Debentures to Holders as provided in the Trust Agreement.

      SECTION 506. SUBROGATION.

            The Guarantor shall be subrogated to all rights (if any) of the Holders against the Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

      SECTION 507. INDEPENDENT OBLIGATIONS.

            The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Trust Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 503 hereof.


                    ARTICLE VI. COVENANTS [AND SUBORDINATION]

      [SECTION 601. SUBORDINATION.

            This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the [Subordinated] Debentures, and the provisions of Article XV of the Indenture will apply, MUTATIS MUTANDIS, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness of the Guarantor.]

      SECTION 602. PARI PASSU GUARANTEES.

            The obligations of the Guarantor under this Guarantee Agreement shall rank PARI PASSU with any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or Trust Preferred Securities issued by any other trust similar to the Trust and with any other security, guarantee or other obligation that is expressly stated to rank PARI PASSU with the obligations of the Guarantor under this Guarantee Agreement.

      SECTION 603. CONSOLIDATION, MERGER, SALE, TRANSFER OR CONVEYANCE.

            (a) The Guarantor shall not consolidate with or merge into any other corporation or sell or otherwise dispose of its properties as or substantially as an entirety to any Person unless the Guarantor has delivered to the Guarantee Trustee an Officers' Certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer comply with this Section 603 and the corporation formed by such consolidation or into which the Guarantor is merged or the Person which receives such properties pursuant to such sale, transfer or other disposition (a) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and (b) shall expressly assume the due and punctual payment of the Guarantee Payments and the performance of every covenant of this Guarantee Agreement on the part of the Guarantor to be performed or observed.

            (b) Upon any consolidation or merger, or any sale, transfer or other disposition of the properties of the Guarantor substantially as an entirety in accordance with paragraph (a) hereof, the successor corporation formed by such consolidation or into which the Guarantor is merged or the Person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Guarantor under this Guarantee Agreement with the same effect as if such successor corporation or Person had been named as the Guarantor herein and the Guarantor shall be released from all obligations hereunder.


                            ARTICLE VII. TERMINATION

      SECTION 701. TERMINATION.

            This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Trust Preferred Securities, (ii) the distribution of [Subordinated] Debentures to the Holders in exchange for all of the Trust Preferred Securities or (iii) full payment of the amounts payable in accordance with Article IX of the Trust Agreement upon liquidation of the Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder is required to restore payment of any sums paid under the Trust Preferred Securities or this Guarantee Agreement.


                           ARTICLE VIII. MISCELLANEOUS

      SECTION 801. SUCCESSORS AND ASSIGNS.

            All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Trust Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under
Article XII of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment that is not in accordance with these provisions shall be void.

      SECTION 802. AMENDMENTS.

            Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Trust Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings or consents of the Holders shall apply to the giving of such approval.

      SECTION 803. NOTICES.

            Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied with receipt confirmed, or mailed by first class mail as follows:

            (a) if given to the Guarantor, to the address or telecopy number set forth below or such other address or telecopy number or to the attention of such other Person as the Guarantor may give notice to the Guarantee Trustee and the Holders:

            Ameren Corporation
            1901 Chouteau Avenue
            St. Louis, Missouri  63103
            Facsimile No.:  (314) 554-4014
            Attention: ___________, _______________

            (b) if given to the Trust, at the Trust's (and the Guarantee Trustee's) address or telecopy number set forth below or such other address or telecopy number or to the attention of such other Person as the Trust or Guarantee Trustee may give notice to the Guarantee Trustee (if given by the Trust) and the Holders:

            Ameren Capital Trust ___
            c/o Ameren Corporation
            1901 Chouteau Avenue
            St. Louis, Missouri  63103
            Facsimile No.:  (314) 554-4014
            Attention: ____________, Administrator

            with a copy to:

            _______________________
            _______________________
            _______________________
            Facsimile No.:  _______
            Attention:  Corporate Trustee Administration

                  (c) if given to the Guarantee Trustee, to the address or telecopy number set forth below or such other address or telecopy number or to the attention of such other Person as the Guarantee Trustee may give notice to the Guarantor and the Holders:

            _______________________
            _______________________
            _______________________
            Facsimile No.:  _______
            Attention: Corporate Trustee Administration

            (d) if given to any Holder, at the address set forth on the books and records of the Trust.

            All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

      SECTION 804. BENEFIT.

            This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Trust Preferred Securities.

      SECTION 805. INTERPRETATION.

            In this Guarantee Agreement, unless the context otherwise requires:

            (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 101;

            (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

            (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

            (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

            (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

            (f) a reference to the singular includes the plural and vice versa; and

            (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

      SECTION 806. GOVERNING LAW.

            THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

      SECTION 807. COUNTERPARTS.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.


                                            AMEREN CORPORATION
                                            as Guarantor



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            ----------------------------,
                                            as Guarantee Trustee, and not
                                            in its individual capacity



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: